                                                                    EXHIBIT 99.7



                              CONSENT OF PETER A. LUND

         The undersigned hereby consents to the inclusion of his name in the Prospectus constituting a part of this Registration Statement on Form S-1 as a person to become a director of Crown Media Holdings, Inc. upon consummation of its initial public offering of Class A common stock, par value $.01 per share.


Signature: /s/ Peter A. Lund
          ---------------
          Peter A. Lund



Dated:    March 20, 2000